Exhibit 10.3

GTC BIOTHERAPEUTICS, INC. 2002 EQUITY INCENTIVE PLAN

Form of Incentive Stock Option Terms And Conditions

1. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this Option Agreement have the meanings given to them in the Plan. This Option Agreement does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation and interpretation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Human Resources Department of the Company.

2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the option price set forth on the face of this Option Agreement.

3. Exercisability Schedule. This Option may be exercised at any time and from time to time up to the number of shares and in accordance with the exercisability schedule set forth on the face of this Option Agreement, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date. This Option may be terminated by the Company before the Expiration Date as permitted herein or by the Plan.

4. Method of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the option price for such shares in cash, by certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery or a payment commitment of a financial or brokerage institution, as the Committee may at the time of exercise approve. Following such notice and payment, the Company will deliver to the Optionholder a certificate representing the number of shares with respect to which the Option is being exercised.

5. Rights as an Optionholder or Stockholder. The Optionholder shall not earn the right to exercise or obtain the value of any portion of this Option except as provided in the exercisability schedule and until such time as all the conditions set forth herein and in the Plan that are required to be met in order to exercise this Option have been fully satisfied. No portion of this Option shall be deemed compensation for past services before it has become exercisable in accordance with the exercisability schedule. The Optionholder shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above.

6. No Right to Employment. Neither the adoption or operation of the Plan nor the grant of this Option confer upon the Optionholder any right to continued employment by the Company or any Affiliate nor shall they interfere with the right of the Company or Affiliate to terminate the Optionholder at any time or otherwise to change the terms of the Optionholder’s employment.

7. Recapitalization, Mergers, Etc. As provided in the Plan, in the event of a merger, recapitalization or other corporate transaction involving the Company, the Committee may in its discretion take certain actions affecting the Option and the Optionholder’s rights hereunder, including without limitation adjusting the number and kind of securities subject to the Option and the option price, providing for another entity to assume the Option, providing for a cash payment in lieu of issuing shares, and terminating the Option.

8. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder’s lifetime, only by the Optionholder. The naming of a Designated Beneficiary does not constitute a transfer.

9. Exercise of Option After Termination of Employment. If the Optionholder’s employment with (a) the Company, (b) an Affiliate, or (c) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22(e)(3) of the Code) or death, the Optionholder may exercise only the rights that were exercisable by the Optionholder at the time of such termination and only within three months from the date of termination. If Optionholder’s employment is terminated as a result of disability or death, such rights may be exercised (including by the Optionholder’s Designated Beneficiary after death) only within twelve months from the date of termination. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

10. Compliance with Securities Laws. It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933, as amended, with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

11. Optionholder’s Tax Treatment. This Option is intended to be treated as an incentive stock option under section 422 of the Code. However, incentive stock option treatment requires compliance with a number of factors, and the Company gives no assurance that this Option will, in fact, be treated as an incentive stock option.

12. Notice of Sale of Shares Required. The Optionholder agrees to notify the Company in writing within 30 days of the sale or other disposition of any shares purchased upon exercise of this Option if such sale or other disposition occurs within two years of the date of the grant of this Option or within one year after such purchase.